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                                                                   Exhibit 10.32


                     BOND FINANCING AND COMMISSION AGREEMENT

         THIS BOND FINANCING AND COMMISSION AGREEMENT ("Agreement") is entered as of this 17th day of December, 2001, by and between e-MedSoft.com dba Med Diversified ("MED"), on the one part, and Societe Financiere du Seujet Limited and/or its designee ("SFSL") on the other part. MED and SFSL may hereinafter be collectively referred to as the "Parties".

         The Parties hereto hereby irrevocably and unconditionally agree to the following:

         1. SFSL and/or its designee and MED shall create, execute and fund up to US$1,000,000,000 (the "Bond Financing"), with a minimum funding of US$300,000,000, based on MED's gross revenue accounts receivable, at seven percent (7%) interest net for three (3) years, over a one (1) year period, into blocked and joint bank account(s) and subject to the terms and conditions of the Med Diversified US$1.0 Billion Bond Financing Facility, With A Minimum Funding of US$300,000,000, Collateralized by Gross Accounts Receivable Term Sheet, a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference.

         2. SFSL and MED agree that such Bond Financing funds (the "Bond Financing Funds") shall be used solely and exclusively for the purchase of accounts receivable generated by MED.

         3. As consideration to SFSL for such Bonding Financing, and concurrent with payment of the Bond Financing Funds deposited into such bank account(s) holding said bonds, SPSL and/or its designees shall receive a cash commission equal to five and one-half percent (5.5%) of such Bond Financing Funds.

         4. SFSL and MED further agree that until the entire debt to National Century Financial Enterprises, Inc. ("NCFE") is paid in full, or a settlement is reached between NCFE and MED which, to date, is approximately US$100,000,000, and all such claims and obligations are fully released by and between MED and NCFE, the Bond Financing Funds shall remain with SFSL's bank (Private Investment Bank Limited) until MED can assign the lock boxes held by NCFE and its banks, or, until a solution to collateralize the Bond Financing Funds is agreed to, in writing, by SFSL and MED.

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         5.       SFSL and MED agree that the gross revenue accounts receivable collateral balance can never go below 150% of the outstanding Bond amount. As an example, if the outstanding balance on the Bonds are US$200M, the gross accounts receivable collateral from MED to the bond holder would be US$300M or more. MED agrees the Bond portfolio shall be made up of gross accounts receivable from governments to the extent of 50% or more, and gross accounts receivable from governments and insurance companies to the extent of 90% or more.

         6. The Bonds shall have a maturity date of 2004, with an interest rate of 7.0% net per annum, with the right to extend an additional two (2) years by increasing the interest rate to 7.5% net per annum. At MED's option, the Bonds may be prepaid without penalty at any time prior to the maturity date.

         7. SFSL and MED agree that in the event Frank P. Magliochetti, Jr. is no longer the CEO and Chairman of MED, the Bonds are immediately due in full.

         8. This Agreement shall be binding upon the Parties hereto and their heirs, executors, successors and assigns.

         9. This Agreement may not be modified, amended, altered or supplemented except upon the execution of a written agreement, executed by each of the Parties hereto.

         10. If any provision of this Agreement is held to be invalid, void or unenforceable as a matter of law, the remaining provisions hereof shall nevertheless continue in full force and effect.

         11. This Agreement shall be governed by and construed in accordance with Swiss laws.

         12. This Agreement may be executed in separate counterparts, by original and/or facsimile copy, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ACKNOWLEDGED, AGREED TO AND ACCEPTED THIS 17th DAY OF DEC., 2001.

SOCIETE FINANCIER                   B-MEDSOFT.COM DBA
DU SEUJET LIMITED                   MED DIVERSIFIED

By______________________            By__________________________
    Riccardo Mortara                    Frank P. Magliochetti, Jr.
    Authorized Signatory                Its President, Chief Executive Officer
                                        And Vice Chairman
                                        Authorized Signatory

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